EXHIBIT 99.1

Advanced Biotherapy, Inc. Board of Directors Decides to Relinquish its Authority Regarding A Reverse Stock Split

WOODLAND HILLS, Calif.— (BW HealthWire)—June 5, 2002— Advanced Biotherapy, Inc. (OTCBB: ADVB — news) announced today that its Board of Directors has relinquished its authority to implement a reverse stock split pursuant to the authority previously granted to the Board by the Company’s stockholders at the Company’s Annual Meeting held on December 13, 2001. The Board determined that a reverse stock split would not presently be in the best interests of the stockholders of the Company. As a consequence of the Board’s decision, the Board will not have the authority to implement a reverse stock split unless a specific reverse stock split proposal, if any, is presented to, and approved by, the Company’s stockholders or unless otherwise permitted by applicable law. The Company has no current plans to present such a proposal to its stockholders.

Statements made in this news release, other than statements of historical fact, are forward-looking statements and are subject to a number of uncertainties that could cause actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. The risks and uncertainties which may affect the development, operations and results of our business include, but are not limited to the following: risks associated with clinical trials, the uncertainties of research and product development programs, the uncertainties of the regulatory approval process, the risks of competitive products, the risks of our current capital resources, the uncertainties as to the availability of future capital and our future capital requirements, and the risks associated with the extent and breadth of the Company’s patent portfolio. The prior discussions of the effect of the patents issued and pending involve risks and uncertainties, including but not limited to the risks that third parties may be successful in challenging such patents; or that granted claims may be held invalid or interpreted differently by a court of law; or that new technologies will be developed that are superior in treating the diseases targeted by Advanced Biotherapy, Inc. Readers are cautioned not to place reliance on these forward-looking statements, which speak only as of the date the statements were made. See the Company’s public filings with the Securities and Exchange Commission for further information about risks and uncertainties that may affect the Company and the results or expectations expressed in our forward-looking statements, including the section captioned “Factors That May Affect The Company” contained in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001.

CONTACT:
Edmond Buccellato
President and CEO
Email: ed@advancedbiotherapy.com
Telephone: 818-883-6716, Ext. 2
Website: www.advancedbiotherapy.com